EXHIBIT 99.1

Dolphin Entertainment 2019 Revenue Increases 11% to $25 Million

NEW YORK, NY and LOS ANGELES, CA / ACCESSWIRE / March 30, 2020 / Dolphin Entertainment, Inc. (NASDAQ:DLPN), a leading entertainment marketing and premium content production company, announces its financial results for the period ended December 31, 2019.

Bill O'Dowd, CEO of Dolphin Entertainment, commented: "I’m happy to report that results exceeded consensus expectations for both revenues and earnings per share. All members of our PR and marketing “Super Group” had a strong 4th quarter, pushing our annual revenues just past $25,000,000, which was terrific.  This represents an 11% increase year-over-year.

Furthermore, our net loss in the 4th quarter was just $71,427, which was less than half a cent per share, and this number includes Depreciation and Amortization costs of approximately $500,000, or a little over 3 cents per share.  This result also exceeds consensus expectations, which we attribute to the cross-selling of services between members of our entertainment marketing super group.

Also, we received tremendous recognition in December with the publishing of this year’s Power 50 list of the top PR firms by the New York Observer.  All 3 of our PR firms made the list, with 42West at #4, the highest-ranking of any entertainment PR firm.  Putting that in perspective, it is estimated that there are over 12,000 PR firms in this country.  Yet, all 3 of ours made the Top 50 list.  Secondly, we believe we are the only company to own more than 1 PR firm on the list.  This is our differentiating factor.  We have what we call an Entertainment Marketing Super Group, led by our 3 PR firms -- 42West for movies and television; The Door for celebrity chefs, hospitality and consumer products; and Shore Fire Media for music.  The combination of these best-in-class companies represents a platform for future growth that is the heart of the investment thesis into Dolphin.”

Highlights

•

Total Q4 revenue increased 11% year-over-year to $6,450,931 and full year revenue increased 11% to $25,001,867 as compared to same period in the prior year.

•

Entertainment Publicity and Marketing revenue increased 14% year over year to $24,915,261 for the full year ended December 31, 2019.

•

Operating loss for the three months ended December 31, 2019 of $643,879, which included non-cash items from depreciation and amortization of $500,792, as compared to operating loss of $3,580,080 including non-cash items for depreciation and amortization of $633,382 and goodwill impairment of $1,857,000 for the same period in the prior year.

•

Net loss for the three months ended December 31, 2019 of $(71,428), compared to net loss of $(3,578,467) for the same period in the prior year.

•

 On December 3, 2019, we acquired Shore Fire Media, Ltd, a leading PR firm specializing in music.

•

 42West, The Door, and Shore Fire Media, earned spots on The Observer's prestigious PR Power 50, a widely-respected ranking of the 50 most influential public relations firms in the nation.

•

 Shore Fire Media's clients won a collective 11 GRAMMY Awards, including seven in various Best Album categories.

•

42West was involved in various capacities with 13 films that earned a total of 49 Academy Award nominations and won 9 Oscars.

•

Rachel Aberly, Executive Vice President of 42West, won the inaugural "Publicist of the Year" award at the 2020 ICG (International Cinematographers Guild) Publicists Awards

•

Dolphin Entertainment acquired feature comedy script SISTERS BEFORE MISTERS, and attached Lea Thompson to direct.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date, Time: Tuesday, March 31, 2020, at 8:45 a.m. ET

Toll-free: 877-407-0782

International: 201-689-8567

Live Webcast: https://www.webcaster4.com/Webcast/Page/2225/33736

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll-free: 877-481-4010

Reference ID: 33736

About Dolphin Entertainment, Inc.

Dolphin Entertainment is a leading independent entertainment marketing and production company. Through our subsidiaries 42West, The Door and Shore Fire Media, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the film, television, music and hospitality industries. In December 2019, all three PR firms were ranked among the Observer's "Power 50" PR Firms in the United States, an unprecedented achievement. Dolphin's acquisition of Viewpoint Creative adds full-service creative branding and production capabilities to our marketing group. Dolphin's legacy content production business, founded by Emmy-nominated CEO Bill O'Dowd, has produced multiple feature films and award-winning digital series.

Contact:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Special Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment's expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31, 2019 and 2018

	2019	2018
ASSETS
Current
Cash and cash equivalents	$2,196,249	$5,542,272
Restricted cash	714,089	732,368
Accounts receivable, net	3,581,155	3,173,107
Other current assets	372,872	620,970
Total current assets	6,864,365	10,068,717

Capitalized production costs, net	203,036	724,585
Right-of-use asset	7,435,903	—
Intangible assets, net of amortization of $4,299,794 and 2,714,785, respectively	8,361,539	9,395,215
Goodwill	17,947,989	15,922,601
Property, equipment and leasehold improvements, net	1,036,849	1,182,520
Investments	220,000	220,000
Deposits	502,045	475,956
Total Assets	$42,571,726	$37,989,594
LIABILITIES
Current
Accounts payable	$832,089	$944,232
Other current liabilities	5,373,809	5,613,753
Line of credit	1,700,390	1,700,390
Put Rights	2,879,403	4,281,595
Accrued compensation	2,625,000	2,625,000
Debt	3,311,198	4,036,582
Loan from related party	1,107,873	1,107,873
Lease liability	1,610,022	—
Contract liabilities	309,880	522,620
Convertible notes payable	2,452,960	625,000
Note payable	288,237	479,874
Total current liabilities	22,490,861	21,936,919
Noncurrent
Put Rights	124,144	1,702,472
Convertible notes payable	1,907,575	1,376,924
Note payable	1,074,122	612,359
Contingent consideration	330,000	550,000
Lease liability	6,386,209	—
Other noncurrent liabilities	570,000	1,034,393
Total noncurrent liabilities	10,392,050	5,276,148
Total Liabilities	32,882,911	27,213,067
Commitment and contingencies (Note 21)
STOCKHOLDERS' EQUITY
Common stock, $0.015 par value, 200,000,000 shares authorized, 17,892,900 and, 14,123,157, respectively, issued and outstanding at December 31, 2019 and 2018	268,402	211,849
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding at December 31, 2019 and 2018	1,000	1,000
Additional paid in capital	105,443,656	105,092,852
Accumulated deficit	(96,024,243)	(94,529,174)
Total Stockholders' Equity	$9,688,815	$10,776,527
Total Liabilities and Stockholders' Equity	$42,571,726	$37,989,594

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For the years ended December 31, 2019 and 2018

	2019	2018

Revenues:
Entertainment publicity and marketing	$24,915,261	$21,916,727
Content production	86,606	634,612
Total revenues	25,001,867	22,551,339

Expenses:
Direct costs	5,043,903	2,176,968
Selling, general and administrative	3,799,765	4,486,023
Depreciation and amortization	1,946,960	1,978,804
Legal and professional	1,560,483	2,119,107
Payroll	16,735,911	14,082,014
Goodwill impairment	—	1,857,000
Total expenses	29,087,022	26,699,916
Loss before other expenses	(4,085,155)	(4,148,577)

Other Income (expenses):
Gain (loss) on extinguishment of debt	711,718	(53,271)
Acquisition costs	(106,015)	(438,552)
Change in fair value of put rights	2,880,520	616,943
Change in fair value of contingent consideration	193,557	1,070,000
Interest expense	(1,206,201)	(1,050,478)
Total other income, net	2,473,579	144,642
Loss before income taxes	$(1,611,576)	$(4,003,935)
Income tax benefit	418,199	1,090,614
Net loss	$(1,193,377)	$(2,913,321)

Loss per Share - Basic	$(0.07)	$(0.22)
Loss per share - Diluted	$(0.20)	$(0.23)
Weighted average number of shares used in per share calculation
Basic	16,522,924	13,773,395
Diluted	21,425,506	16,159,486